pwc

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Aurinia Pharmaceuticals Inc. of our report dated March 15, 2019, which appears in Aurinia Pharmaceutical Inc.'s 2018 Annual Report on form 40-F.

We also consent to the reference to us under the heading "Interests of Experts" which appears in the Annual Information Form incorporated by reference in this registration statement on Form S-8.

"/s/PricewaterhouseCoopers LLP"

Chartered Professional Accountants
Edmonton, Alberta
Canada

September 13, 2019

PricewaterhouseCoopers LLP
Stantec Tower, 10220 103 Avenue NW, Suite 2200, Edmonton, Alberta, Canada T5J 0K4
T: 780 441 6700, F:780 441 6776, www.pwc.com/ca